Exhibit 99.1
Fastly Announces Record Third Quarter 2025 Financial Results

Record revenue of $158.2 million above high-end of guidance range
Record cash from operations of $28.9 million and free cash flow of $18.1 million

SAN FRANCISCO — November 5, 2025 — Fastly, Inc. (NYSE: FSLY), a leader in global edge cloud platforms, today announced financial results for its third quarter ended September 30, 2025.
“We delivered record revenue, operating profit and free cash flow this quarter, delivering on the objective I set out for the team of accelerating growth and achieving operating leverage," said Kip Compton, CEO of Fastly. "The pace of feature roll-outs to our platform has improved dramatically over the last year and we’re winning business with some of the most sought after customers worldwide. Our Security revenue growth of 30% year-over-year is a result of this momentum combined with our strong go-to-market cross-sell execution.”

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenue	$158,223	$137,206	$451,406	$403,097
Gross margin
GAAP gross margin	58.4%	54.5%	55.4%	54.8%
Non-GAAP gross margin(1)	62.8%	58.6%	59.8%	59.2%
Operating loss
GAAP operating loss	$(28,788)	$(40,590)	$(103,910)	$(133,584)
Non-GAAP operating income (loss)(1)	$11,608	$818	$1,169	$(19,180)
Net income (loss) per share
GAAP net loss per common share — basic and diluted	$(0.20)	$(0.27)	$(0.73)	$(0.91)
Non-GAAP net income (loss) per common share — basic(1)	$0.08	$0.03	$(0.00)	$(0.07)
Non-GAAP net income (loss) per common share — diluted(1)	$0.07	$0.03	$(0.00)	$(0.07)
For a reconciliation of non-GAAP financial measures to their corresponding GAAP measures, please refer to the reconciliation table at the end of this press release.
Third Quarter 2025 Financial Summary
•Total revenue of $158.2 million, representing 15% year-over-year growth. Network services revenue of $118.8 million, representing 11% year-over-year growth. Security revenue of $34.0 million, representing 30% year-over-year growth. Other revenue of $5.4 million, representing 51% year-over-year growth. Network services revenue includes solutions designed to improve performance of websites, apps, APIs, and digital media. Security revenue includes products designed to protect websites, apps, APIs, and users. Other revenue includes Compute and Observability solutions.
•Generated $28.9 million of operating cash flow compared to $5.0 million of operating cash flow in the third quarter of 2024. Generated $18.1 million of positive free cash flow compared to $7.1 million of negative free cash flow in the third quarter of 2024.
•GAAP gross margin of 58.4%, compared to 54.5% in the third quarter of 2024. Non-GAAP gross margin1 of 62.8%, compared to 58.6% in the third quarter of 2024.
•GAAP net loss of $29.5 million, compared to $38.0 million in the third quarter of 2024. Non-GAAP net income1 of $11.1 million, compared to $3.8 million in the third quarter of 2024.
•GAAP net loss per basic and diluted share of $0.20, compared to $0.27 in the third quarter of 2024. Non-GAAP net income per basic share1 of $0.08, compared to $0.03 in the third quarter of 2024. Non-GAAP net income per diluted share1 of $0.07, compared to $0.03 in the third quarter of 2024.
Key Metrics
•Enterprise customer count2 was 627 in the third quarter, up 51 from the third quarter of 2024.

•Fastly's top ten customers accounted for 32% of revenue in the third quarter of 2025 compared to 33% in the third quarter of 2024. Revenue from the top ten customers increased 12% year-over-year compared to revenue growth of 17% year-over-year from customers outside the top ten.
•Last 12-month net retention rate (LTM NRR)3 increased to 106% in the third quarter from 104% in the second quarter of 2025.
~~•~~Remaining Performance Obligations (RPO)4 were $268 million, up 16% from $231 million in the third quarter of 2024.
Third Quarter Business and Product Highlights
•Released API Discovery, which continuously identifies and organizes API traffic across edge services to enhance API security.
•Launched a new deception capability in our Next-Gen WAF designed to mislead attackers and bots, while generating higher-quality threat intelligence.
•Introduced DDoS Precise Defense, allowing rule behavior to be adjusted with a click, eliminating common concerns over unintentionally blocking legitimate traffic.
•Launched the Fastly Model Context Protocol (MCP) Server, an open-source tool enabling AI assistants to manage Fastly services.
•Introduced a Sustainability Dashboard that gives customers clear visibility into the environmental impact of their Fastly usage.
•Published Fastly’s Q2 Threat Insights Report on AI bot traffic, highlighting how AI bots are reshaping web traffic and what organizations need to do to stay in control.
Fourth Quarter and Full Year 2025 Guidance

	Q4 2025	Full Year 2025
Total Revenue (millions)	$159.0 - $163.0	$610.0 - $614.0
Non-GAAP Operating Income (millions)	$8.0 - $12.0	$9.0 - $13.0
Non-GAAP Net Income per share (5)(6)	$0.04 - $0.08	$0.03 - $0.07
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Fastly’s future GAAP financial results.
Conference Call Information

Fastly will host an investor conference call to discuss its results at 1:30 p.m. PT / 4:30 p.m. ET on Wednesday, November 5, 2025.

Date: Wednesday, November 5, 2025
Time: 1:30 p.m. PT / 4:30 p.m. ET
Webcast: https://investors.fastly.com
Dial-in: 888-330-2022 (US/CA) or 646-960-0690 (Intl.)
Conf. ID#: 7543239

Please dial in at least 10 minutes prior to the 1:30 p.m. PT start time. A live webcast of the call will be available at https://investors.fastly.com where listeners may log on to the event by selecting the webcast link under the “Quarterly Results” section.

A telephone replay of the conference call will be available at approximately 5:00 p.m. PT, November 5 through November 18, 2025 by dialing 800-770-2030 or 609-800-9909 and entering the passcode 7543239.

About Fastly, Inc.
Fastly’s powerful and programmable edge cloud platform helps the world’s top brands deliver online experiences that are fast, safe, and engaging through edge compute, delivery, security, and observability offerings that improve site performance, enhance security, and empower innovation at global scale. Compared to other providers, Fastly’s powerful, high-performance, and modern platform architecture empowers developers to deliver secure websites and apps with rapid time-to-market and demonstrated, industry-leading cost savings. Organizations around the world trust Fastly to help them upgrade the internet experience, including Reddit, Neiman Marcus, Universal Music Group, and SeatGeek. Learn more about Fastly at https://www.fastly.com, and follow us @fastly.

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our beliefs and assumptions and on information currently available to us. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements regarding our future financial and operating performance and shareholder returns, including our outlook and guidance; our ability to acquire new customers, expand cross-sell opportunities, and grow market share; our ability to enrich our revenue mix with platform enhancements; the performance of our existing and new platform enhancements; the performance, capabilities, and expectations regarding customer experiences with Fastly Next-Gen WAF, Fastly API Discovery, Fastly DDoS Precise Defense, Fastly Model Context Protocol (MCP) Server, Fastly Image Optimizer, and the Sustainability Dashboard; and Fastly's strategies, platform, and business plans. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Fastly files with the Securities and Exchange Commission (“SEC”), including those more fully described in Fastly’s Annual Report on Form 10-K for the year ended December 31, 2024. Additional information will also be set forth in Fastly’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, and other filings and reports that Fastly may file from time to time with the SEC. Copies of reports filed with the SEC are posted on Fastly’s website and are available from Fastly without charge.
Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses the following non-GAAP measures of financial performance: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net income (loss), non-GAAP basic and diluted net income (loss) per common share, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, free cash flow and adjusted EBITDA. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.
Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net income (loss) and non-GAAP basic and diluted net loss per common share, non-GAAP research and development, non-GAAP sales and marketing, and non-GAAP general and administrative differ from GAAP in that they exclude stock-based compensation expense, amortization of capitalized stock-based compensation - cost of revenue, amortization of acquired intangible assets, and amortization of debt discount and issuance costs.

Adjusted EBITDA: excludes stock-based compensation expense, amortization of capitalized stock-based compensation - cost of revenue, gain on modification of lease, depreciation and other amortization expenses, amortization of acquired intangible assets, impairment expense, executive transition costs, restructuring charges, interest income, interest expense, including amortization of debt discount and issuance costs, other expense, net, and income taxes.

Amortization of Acquired Intangible Assets: consists of non-cash charges that can be affected by the timing and magnitude of asset purchases and acquisitions. Management considers its operating results without this activity when evaluating its ongoing non-GAAP performance and its adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of asset purchases and acquisitions and may not be reflective of our core business, ongoing operating results, or future outlook.

Amortization of Debt Discount and Issuance Costs: consists primarily of amortization expense related to our debt obligations. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook. These are included in our total interest expense.
Capital Expenditures: consists of cash used for purchases of property and equipment, net of proceeds from sale of property and equipment, capitalized internal-use software and payments on finance lease obligations, as reflected in our statement of cash flows.
Depreciation and Other Amortization Expense: consists of non-cash charges that can be affected by the timing and magnitude of asset purchases. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of asset purchases and may not be reflective of our core business, ongoing operating results, or future outlook.
Executive Transition Costs: consists of one-time cash charges recognized with respect to changes in our executive’s employment status. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results, or future outlook.
Free Cash Flow: calculated as net cash used in operating activities less purchases of property and equipment, net of proceeds from sale of property and equipment, principal payments of finance lease liabilities, capitalized internal-use software costs and advance payments made related to capital expenditures. Management specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Management considers non-GAAP free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Fastly's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.
Gain on Modification of Lease: consists of a one-time non-cash charge recognized with respect to the modification of our leases. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results, or future outlook.
Impairment Expense: consists of charges related to our long-lived assets. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Income Taxes: consists primarily of expenses recognized related to state and foreign income taxes. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Interest Expense: consists primarily of interest expense related to our debt instruments, including amortization of debt discount and issuance costs. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Interest Income: consists primarily of interest income related to our marketable securities. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Other Expense, Net: consists primarily of foreign currency transaction gains and losses. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Restructuring Charges: consists primarily of employee-related severance and termination benefits related to management's restructuring plan that resulted in a reduction in our workforce. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Stock-Based Compensation Expense: consists of expenses for stock options, restricted stock units, performance awards, restricted stock awards and Employee Stock Purchase Plan ("ESPP") under our equity incentive plans. Although stock-based compensation is an expense for the Company and is viewed as a form of compensation, management considers its operating results without this activity when evaluating its ongoing non-GAAP net income (loss) performance and its adjusted EBITDA performance, primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results, or future outlook. In addition, the value of some stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.
Amortization of Capitalized Stock-Based Compensation - Cost of Revenue: in order to reflect the performance of our core business, ongoing operating results, or future outlook, and to be consistent with the way many investors evaluate our performance and compare our operating results to peer companies, similar to stock-based compensation, management considers it appropriate to exclude amortization of capitalized stock-based compensation from our non-GAAP financial measures.
Management believes these non-GAAP financial measures and adjusted EBITDA serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current financial performance.
In the financial tables below, the Company provides a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this press release.
Key Metrics
1 Beginning with the quarter ended March 31, 2025, we are excluding amortization of capitalized stock-based compensation from our non-GAAP gross margin, Non-GAAP operating loss, Non-GAAP net income (loss) per common share — basic and Non-GAAP net income (loss) per common share — diluted and we have accordingly recast the presentation for all prior periods presented to reflect this change.
2 Our number of customers is calculated based on the number of separate identifiable operating entities with which we have a billing relationship in good standing, from which we recognized revenue during the current quarter. Our enterprise customers are defined as those with annualized current quarter revenue in excess of $100,000. This is calculated by taking the revenue for each customer within the quarter and multiplying it by four.
3 We calculate LTM Net Retention Rate by dividing the total customer revenue for the prior twelve-month period (“prior 12-month period”) ending at the beginning of the last twelve-month period (“LTM period”) minus revenue contraction due to billing decreases or customer churn, plus revenue expansion due to billing increases during the LTM period from the same customers by the total prior 12-month period revenue. We believe the LTM Net Retention Rate is supplemental as it removes some of the volatility that is inherent in a usage-based business model.
4 Remaining Performance Obligations include future committed revenue for periods within current contracts with customers, as well as deferred revenue arising from consideration invoiced for which the related performance obligations have not been satisfied. During the third quarter of 2025, we identified an error in RPO calculations from certain contracts with a termination-for-convenience clause. We recast the presentation of RPO for all prior periods presented to reflect the correction of this error.
5 Non-GAAP Net Income per share is calculated as Non-GAAP Net Income divided by weighted average diluted shares for 2025.
6 Assumes weighted average diluted shares outstanding of 167.8 million in Q4 2025 and 160.4 million for the full year 2025.

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenue	$158,223	$137,206	$451,406	$403,097
Cost of revenue(1)	65,894	62,466	201,163	182,222
Gross profit	92,329	74,740	250,243	220,875
Operating expenses:
Research and development(1)	41,421	31,884	121,071	105,238
Sales and marketing(1)	49,998	45,994	150,411	148,560
General and administrative(1)	29,698	27,173	82,256	87,245
Impairment expense	—	559	415	3,696
Restructuring charges	—	9,720	—	9,720
Total operating expenses	121,117	115,330	354,153	354,459
Loss from operations	(28,788)	(40,590)	(103,910)	(133,584)
Interest income	3,080	3,819	9,139	11,604
Interest expense	(3,161)	(473)	(9,498)	(1,516)
Other expense, net	(55)	(317)	(96)	(213)
Loss before income tax expense	(28,924)	(37,561)	(104,365)	(123,709)
Income tax expense	559	455	1,807	1,463
Net loss	$(29,483)	$(38,016)	$(106,172)	$(125,172)
Net loss per share attributable to common stockholders, basic and diluted	$(0.20)	$(0.27)	$(0.73)	$(0.91)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	148,129	139,237	145,749	137,097
__________
(1)Includes stock-based compensation expense as follows:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Cost of revenue	$2,861	$1,911	$7,373	$6,734
Research and development	11,915	7,378	32,563	25,684
Sales and marketing	8,754	7,113	23,623	22,014
General and administrative	9,599	8,614	21,487	28,553
Total	$33,129	$25,016	$85,046	$82,985

Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Gross profit
GAAP gross profit	$92,329	$74,740	$250,243	$220,875
Stock-based compensation	2,861	1,911	7,373	6,734
Amortization of capitalized stock-based compensation - Cost of revenue(1)	1,664	1,338	4,886	3,677
Amortization of acquired intangible assets	2,475	2,475	7,425	7,425
Non-GAAP gross profit	$99,329	$80,464	$269,927	$238,711
GAAP gross margin	58.4%	54.5%	55.4%	54.8%
Non-GAAP gross margin	62.8%	58.6%	59.8%	59.2%
Research and development
GAAP research and development	$41,421	$31,884	$121,071	$105,238
Stock-based compensation	(11,915)	(7,378)	(32,563)	(25,684)
Executive transition costs	(326)	—	(326)	—
Non-GAAP research and development	$29,180	$24,506	$88,182	$79,554
Sales and marketing
GAAP sales and marketing	$49,998	$45,994	$150,411	$148,560
Stock-based compensation	(8,754)	(7,113)	(23,623)	(22,014)
Amortization of acquired intangible assets	(2,159)	(2,300)	(6,739)	(6,901)
Non-GAAP sales and marketing	$39,085	$36,581	$120,049	$119,645
General and administrative
GAAP general and administrative	$29,698	$27,173	$82,256	$87,245
Stock-based compensation	(9,599)	(8,614)	(21,487)	(28,553)
Executive transition costs	(643)	—	(978)	—
Gain on modification of lease	—	—	736	—
Non-GAAP general and administrative	$19,456	$18,559	$60,527	$58,692
Operating income (loss)
GAAP operating loss	$(28,788)	$(40,590)	$(103,910)	$(133,584)
Stock-based compensation	33,129	25,016	85,046	82,985
Amortization of capitalized stock-based compensation - Cost of revenue(1)	1,664	1,338	4,886	3,677
Restructuring charges	—	9,720	—	9,720
Executive transition costs	969	—	1,304	—
Amortization of acquired intangible assets	4,634	4,775	14,164	14,326
Gain on modification of lease	—	—	(736)	—
Impairment expense	—	559	415	3,696
Non-GAAP operating income (loss)	$11,608	$818	$1,169	$(19,180)
Net income (loss)
GAAP net loss	$(29,483)	$(38,016)	$(106,172)	$(125,172)
Stock-based compensation	33,129	25,016	85,046	82,985
Amortization of capitalized stock-based compensation - Cost of revenue(1)	1,664	1,338	4,886	3,677
Restructuring charges	—	9,720	—	9,720
Executive transition costs	969	—	1,304	—
Gain on modification of lease	—	—	(736)	—
Amortization of acquired intangible assets	4,634	4,775	14,164	14,326
Impairment expense	—	559	415	3,696
Amortization of debt discount and issuance costs	216	358	650	1,061
Non-GAAP net income (loss)	$11,129	$3,750	$(443)	$(9,707)
Non-GAAP net income (loss) per common share — basic	$0.08	$0.03	$(0.00)	$(0.07)
Non-GAAP net income (loss) per common share — diluted	$0.07	$0.03	$(0.00)	$(0.07)
Weighted average basic common shares	148,129	139,237	145,749	137,097
Weighted average diluted common shares	161,229	143,415	157,961	137,097

(1)Similar to stock-based compensation, we believe it is also appropriate to exclude amortization of capitalized stock-based compensation from our non-GAAP financial measures in order to reflect the performance of our core business and to be consistent with the way many investors evaluate our performance and compare our operating results to peer companies. However, we have not historically done so. In order to continue to improve the usefulness of our non-GAAP financial measures to the investors, starting with the quarter ended March 31, 2025, we are excluding amortization of capitalized stock-based compensation from our non-GAAP financial measures and we have accordingly recast the presentation for all prior periods presented to reflect this change. Refer to Non-GAAP Financial Measures definition for further details.

Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, unaudited) (continued)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Reconciliation of GAAP to Non-GAAP diluted shares
GAAP diluted shares	148,129	139,237	145,749	137,097
Other dilutive equity awards	13,100	4,178	12,212	—
Non-GAAP diluted shares	161,229	143,415	157,961	137,097
Non-GAAP diluted net income (loss) per share	0.07	0.03	(0.00)	(0.07)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Adjusted EBITDA
GAAP net loss	$(29,483)	$(38,016)	$(106,172)	$(125,172)
Stock-based compensation	33,129	25,016	85,046	82,985
Amortization of capitalized stock-based compensation - Cost of revenue(1)	1,664	1,338	4,886	3,677
Gain on modification of lease	—	—	(736)	—
Depreciation and other amortization	14,101	13,781	41,256	40,624
Amortization of acquired intangible assets	4,634	4,775	14,164	14,326
Amortization of debt discount and issuance costs	216	358	650	1,061
Impairment expense	—	559	415	3,696
Executive transition costs	969	—	1,304	—
Restructuring charges	—	9,720	—	9,720
Interest income	(3,080)	(3,819)	(9,139)	(11,604)
Interest expense	2,945	115	8,848	455
Other expense, net	55	317	96	213
Income tax expense	559	455	1,807	1,463
Adjusted EBITDA	$25,709	$14,599	$42,425	$21,444
(1)Similar to stock-based compensation, we believe it is also appropriate to exclude amortization of capitalized stock-based compensation from our non-GAAP financial measures in order to reflect the performance of our core business and to be consistent with the way many investors evaluate our performance and compare our operating results to peer companies. However, we have not historically done so. In order to continue to improve the usefulness of our non-GAAP financial measures to the investors, starting with the quarter ended March 31, 2025, we are excluding amortization of capitalized stock-based compensation from our non-GAAP financial measures and we have accordingly recast the presentation for all prior periods presented to reflect this change. Refer to Non-GAAP Financial Measures definition for further details.

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	As of September 30, 2025	As of December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$113,131	$286,175
Marketable securities, current	229,780	9,707
Accounts receivable, net of allowance for credit losses	109,184	115,988
Prepaid expenses and other current assets	27,689	28,325
Total current assets	479,784	440,195
Property and equipment, net	182,896	179,097
Operating lease right-of-use assets, net	53,050	50,433
Goodwill	670,356	670,356
Intangible assets, net	28,055	42,876
Other assets	56,461	68,402
Total assets	$1,470,602	$1,451,359
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,829	$6,044
Accrued expenses	60,421	41,622
Current debt	188,232	—
Finance lease liabilities, current	—	2,328
Operating lease liabilities, current	23,676	25,155
Other current liabilities	45,757	29,307
Total current liabilities	328,915	104,456
Long-term debt	149,893	337,614
Operating lease liabilities, non-current	47,106	39,561
Other long-term liabilities	7,723	4,478
Total liabilities	533,637	486,109
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	2,035,956	1,958,157
Accumulated other comprehensive loss	(12)	(100)
Accumulated deficit	(1,098,982)	(992,810)
Total stockholders’ equity	936,965	965,250
Total liabilities and stockholders’ equity	$1,470,602	$1,451,359

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net loss	$(29,483)	$(38,016)	$(106,172)	$(125,172)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	15,639	13,656	45,768	40,251
Amortization of intangible assets	4,759	4,900	14,537	14,699
Non-cash lease expense	5,476	5,463	16,825	16,819
Amortization of debt discount and issuance costs	216	358	650	1,061
Amortization of deferred contract costs	4,869	4,773	14,566	13,877
Stock-based compensation	33,129	25,016	85,046	82,985
Deferred income taxes	289	339	1,038	900
Provision for credit losses	1,236	1,054	3,230	2,400
(Gain) loss on disposals of property and equipment	—	—	(43)	444
Accretion of discounts on investments	(1,305)	(1,064)	(3,287)	(3,466)
Impairment of operating lease right-of-use assets	—	371	—	371
Impairment expense	—	559	415	3,696
Other adjustments	(189)	520	103	83
Changes in operating assets and liabilities:
Accounts receivable, net	6,898	(3,976)	3,574	1,298
Prepaid expenses and other current assets	(1,526)	(2,589)	811	(7,420)
Other assets	(4,820)	(2,705)	(12,991)	(7,729)
Accounts payable	(2,741)	4,754	3,280	4,514
Accrued expenses	1,339	2,707	(467)	(4,142)
Operating lease liabilities	(5,774)	(7,329)	(13,662)	(19,341)
Other liabilities	912	(3,789)	18,789	(4,942)
Net cash provided by operating activities	28,924	5,002	72,010	11,186
Cash flows from investing activities:
Purchases of marketable securities	(79,136)	(37,902)	(352,062)	(155,099)
Sales of marketable securities	18,128	—	18,128	—
Maturities of marketable securities	71,417	113,032	117,222	289,709
Advance payment for purchase of property and equipment	—	—	—	(790)
Purchases of property and equipment	(6,046)	(1,996)	(18,503)	(5,361)
Proceeds from sale of property and equipment	—	—	44	24
Capitalized internal-use software	(4,707)	(6,818)	(14,012)	(20,492)
Net cash provided by (used in) investing activities	(344)	66,316	(249,183)	107,991
Cash flows from financing activities:
Repayments of finance lease liabilities	(80)	(3,296)	(2,328)	(12,404)
Payment of deferred consideration for business acquisitions	—	—	—	(3,771)
Proceeds from exercise of vested stock options	71	19	758	310
Proceeds from employee stock purchase plan	2,106	2,168	5,477	6,083
Net cash provided by (used in) financing activities	2,097	(1,109)	3,907	(9,782)
Effects of exchange rate changes on cash and cash equivalents	(33)	109	222	48
Net increase (decrease) in cash and cash equivalents	30,644	70,318	(173,044)	109,443
Cash and cash equivalents at beginning of period	82,487	147,196	286,175	108,071
Cash and cash equivalents at end of period	113,131	217,514	113,131	217,514

Free Cash Flow
(in thousands, unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$28,924	$5,002	$72,010	$11,186
Capital expenditures(1)	(10,833)	(12,110)	(34,799)	(38,233)
Advance payment for purchase of property and equipment(2)	—	—	—	(790)
Free Cash Flow	$18,091	$(7,108)	$37,211	$(27,837)
__________
(1)Capital expenditures are defined as cash used for purchases of property and equipment, net of proceeds from sale of property and equipment, capitalized internal-use software and payments on finance lease obligations, as reflected in our statement of cash flows.
(2)In the nine months ended September 30, 2025, we received $9.2 million of capital equipment that was prepaid prior to the current quarter, as reflected in the supplemental disclosure of our statement of cash flows.

Contacts
Investor Contact
Vernon Essi, Jr.
ir@fastly.com

Media Contact
Spring Harris
press@fastly.com

Source: Fastly, Inc.